KANTROW, SPAHT, WEAVER & BLITZER
                        (A Professional Law Corporation)
                                Attorneys at Law
                             Suite 300 - City Plaza
                              445 North Boulevard
                       Baton Rouge, Louisiana 70821-2997
                            Telephone (225)383-4703
                               Fax (225) 343-0637



September 15, 1999




The Shaw Group Inc.
8545 United Plaza Boulevard
Baton Rouge, Louisiana  70809

Re: Registration Statement on Form S-8 to Register Additional Shares for Issuance Under the 1993 Employee Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to The Shaw Group Inc., a Louisiana corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering 1,072,058 additional shares of the Company's no par value common stock (the "Common Stock") issued or to be issued under the Company's 1993 Employee Stock Option Plan, as amended (the "1993 Plan").

     We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the 1993 Plan, the Company's Restated Articles of Incorporation, its Amended and Restated By-Laws, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and


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The Shaw Group Inc.
September 15, 1999
Page 2




         2. The 1,072,058 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the 1993 Plan, as applicable, and delivered as provided therein, will be legally issued, fully paid, and non-assessable.

     With respect to the opinion in Paragraph 1 that the Company is validly existing and in good standing under the laws of the State of Louisiana, we have relied solely upon a Certificate of Good Standing issued by the Louisiana Secretary of State dated September 13, 1999.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                        Very truly yours,



                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)



                          /s/ Kantrow, Spaht, Weaver & Blitzer
                             (A Professional Law Corporation)
                        -------------------------------------